UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

82 Richmond Street East, Toronto, Ontario, Canada M5C 1P1

(Address of Principal Executive Offices) (Zip Code)

416-477-7771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2023, the board of directors (the “Board”) of Bunker Hill Mining Corp. (the “Company”) appointed Paul Smith as a director of the Company effective as of July 6, 2023. The Board also appointed Mr. Smith to serve as Chair of the new Growth Committee of the Board.

On July 6, 2023, Mr. Smith entered into a board member agreement with the Company (the “Board Member Agreement”) to establish the terms and conditions of his service as a member of the Board. The Board Member Agreement sets forth the services and responsibilities of Mr. Smith as a director of the Company and as Chair of the Growth Committee of the Board, including with respect to professionalism, standards of conduct, fiduciary duties, conflicts of interest, and confidentiality, among other matters. The compensation to be provided to Mr. Smith as set forth in the Board Member Agreement is materially consistent with the compensation that is provided to the other non-executive directors of the Company. In addition, he will be compensated for his service as Chair of the newly formed Growth Committee, which will advise the executive team and the Board on the development of the Company’s growth strategy, the disciplined review of M&A opportunities and the timely execution of any transactions. The Board Member Agreement provides that fees for any formal mergers and acquisitions advisory work conducted, or introductions made by, Mr. Smith or his associated businesses on behalf of the Company will be negotiated in accordance with the needs of each transaction and will be reported as a related party transaction in accordance with the applicable regulations and policies. Except as set forth in the immediately preceding sentence, there are no transactions in which the Company is or was a participant and in which Mr. Smith has a material interest subject to disclosure under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Smith and any of the Company’s directors and executive officers.

Item 7.01	Regulation FD Disclosure.

On July 6, 2023, the Company issued a press release regarding the appointment of Mr. Smith as a director of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of July 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

Dated: July 11, 2023	By:	/s/ Sam Ash
	Name:	Sam Ash
	Title:	President and CEO